Exhibit 99.1

UTSTARCOM AGREES TO ACQUIRE SELECT ASSETS OF AUDIOVOX HANDSET DIVISION FOR $165.1 MILLION

Acquisition Complements UTStarcom Global Wireless Strategy, Builds on Company’s Scale and Cost Leadership in Wireless Handset Design, Sourcing, and Manufacturing

UTStarcom to Host Investor Conference Call at 7:00 AM PDT / 10:00 AM EDT

Dial-In Number: 888-398-3046

Web cast and PowerPoint Presentation: www.utstar.com

ALAMEDA, Calif., June 14, 2004—UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP access networking and services, today announced an agreement to acquire select assets of Audiovox Communications Corporation (ACC), the wireless handset division of Audiovox Corporation (Nasdaq: VOXX), for a purchase price of $165.1 million in cash.  UTStarcom believes the acquisition is a key milestone in its entry into the Code Division Multiple Access (CDMA) marketplace, announced in March 2004, providing the company with a comprehensive sales, service, and support platform; a well-recognized CDMA handset brand, fully certified for the US market; access to long-standing supply-chain channels; strong product marketing expertise; and key relationships with top-tier CDMA operators, particularly in North and South America.

Through a combination of organic growth, CDMA and WCDMA licensing from Qualcomm, a development partnership with IPWireless for TDCDMA technology, and strategic acquisitions, including Hyundai Syscomm, TELOS, and now ACC, UTStarcom has created a full-solution CDMA business and product line that complements its highly successful wireless PAS portfolio. By pursuing this strategy, UTStarcom believes it will be able to rapidly grow its customer and revenue base across multiple international markets.  PAS and CDMA are currently some of the fastest growing wireless standards in the world, and are expected to expand by a record 30 million and 40 million plus users in 2004, respectively, according to recent industry research.

“UTStarcom is already the single largest handset provider in China, the largest, and most cost-competitive market in the world. We currently offer more than 30 different feature-rich handsets, from high-end to low-cost models.  We shipped over 16.5 million units in 2003 and expect to ship between 18 to 20 million in 2004,” said Hong Lu,

UTStarcom Inc.

1275 Harbor Bay Parkway

Alameda, CA  94502

president and Chief Executive Officer (CEO) of UTStarcom.  “We believe the acquisition of ACC extends our handset leadership internationally and accelerates time to market with a proven brand; a tremendous sales, service, and support platform; and top-tier U.S. operator customers, such as Verizon and Sprint.  UTStarcom intends to continue to maintain ACC’s current supply relationships to fill the sales channel, while also growing market share.  We believe we will be able to increase operating efficiencies by broadening the supply chain with UTStarcom’s own CDMA handset designs, manufactured in China, using components, suppliers, and facilities already in place for high-volume production of PAS handsets.  We already have CDMA handsets in development.”

Under the terms of the deal, UTStarcom will purchase, for $165.1 million in cash, select assets and liabilities, including inventories, prepaids, third-party payables, accrued expenses, as well as approximately 269 employees.  Philip Christopher, with 20 years of experience as chief executive officer of ACC and 30 total years at Audiovox, will run the non-PAS handset sales, service, and support division in North and South America.

Added Mike Sophie, chief financial officer of UTStarcom, “By driving incremental revenues from UTStarcom designed-and-manufactured handsets through the ACC sales channel, we believe we can leverage the extremely efficient manufacturing capability and cost structure we have already developed in China, giving UTStarcom the ability to drive a significant amount of net income accretion and shareholder value.”

The transaction is expected to close in the fourth quarter, pending regulatory, Audiovox shareholders’, and other approvals.

Successful Sales, Service, and Support Platform

The wireless handset business is a high-growth, high-touch, high-replacement business that is expected to enjoy significant growth through 2008, according to industry analyst IDC.  IDC predicts 2.5G mobile phones will drive market growth for the next several years, with sales of 3G mobile phones surpassing the 100 million annual unit mark in 2007. UTStarcom’s scale and cost leadership in handset manufacturing and ACC’s supply-chain channels, product marketing capabilities, and sales, service, and support platform form a strategic combination for mastering the CDMA supply chain and growing market share worldwide.

Leveraging carrier relationships that span more than 20 years, ACC has become a leading wireless handset provider to Tier 1 operators in the US, Canada, and South America, including Verizon Wireless, Sprint PCS, ALLTEL, US Cellular, Bell Mobility, Telus, BellSouth International, Telefonica, Virgin Mobile, MetroPCS, and others. ACC is the only handset provider to sell to every CDMA carrier in North America, and one of the largest CDMA handset providers in Canada.  By combining ACC’s channel assets with UTStarcom’s existing high-volume handset infrastructure, the company can realize significant economies of scale from manufacturing, component sourcing, and development, for increased profitability.

A key asset of the acquisition is ACC’s post-sales service and support infrastructure, designed to provide responsive turnkey service tailored to the needs of the most demanding CDMA operators.  With facilities in New York, California, and Canada, the service and support infrastructure provides the expertise to diagnose and fix handset problems or provide replacement handsets with a targeted 48-hour turnaround.

Strong Revenue Potential

The financial rationale for purchasing ACC assets is compelling.  The proven ability of ACC’s platform to generate revenue, combined with UTStarcom’s ability to significantly increase gross margins, generates strong earnings leverage.  “As we strive to grow UTStarcom into $10 billion company over the next five years, we are focused on top-line growth and profitability,” continued Lu.  “We believe integrating ACC into our organization will expand and diversify our handset market worldwide, increasing our pro forma non-China revenues from approximately 34 percent to approximately 47 percent in calendar year 2005. Moreover, we believe that we can build on ACC’s strong carrier relationships to provide a total CDMA solution, cross-selling both our IP core and our new CDMA infrastructure.”

Merrill Lynch acted as exclusive financial advisor to UTStarcom for the transaction.

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Conference Call

The company will conduct a conference call, which is open to the public, at 7:00 am PDT/10:00am EDT today, June 14. The conference call dial-in numbers are as follows: United States — 888-398-3046; International — 706-634-2492.

Prior to the conference call, a copy of the PowerPoint presentation outlining the details of the transaction will be available on UTStarcom’s web site at www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software.

A replay of the call will be available from approximately 7:30 a.m. (PDT) on June 14, 2004 to 8:59 p.m. (PDT) on July 14, 2004.  The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 8111607.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through UTStarcom’s Web site at: http://www.utstar.com.

About UTStarcom, Inc.

UTStarcom is a global leader in IP access networking solutions and international service and support.  The company sells its wireline, wireless, optical and switching solutions to operators in both fast growth and established telecommunications markets around the world.  UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in New Jersey, China, and India.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including the foregoing statements regarding the anticipated closing of the purchase of ACC from Audiovox Corporation, anticipated new product offerings, anticipated expansion of UTStarcom’s customer and revenue base, anticipated continued growth in the number of users of PAS and CDMA-based products, anticipated results of the acquisition of ACC, anticipated ability of UTStarcom to work with ACC’s existing suppliers and grow its market share, anticipated ability of UTStarcom to achieve operating efficiencies once it assumes control of ACC’s operations, the anticipated ability of UTStarcom to retain ACC’s employees, anticipate financial results of the acquisition of ACC, and anticipated results of the Company’s acquisitions, and the guidance given for anticipated revenue, margins, and earnings per share for the fourth quarter of 2004, the full 2004 year and the full 2005 year.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risk factors include rapidly changing technology, the changing nature of global telecommunications markets, the termination of significant contracts, the direction and results of future research and development efforts, evolving product and applications standards, reduction or delays in system deployments, product transitions, potential non-realization of backlog, changes in demand for and acceptance of the Company’s products, uncertainties regarding required regulatory and other approvals, general adverse economic conditions, and trends and uncertainties such as changes in government regulation and licensing requirements. The Company also refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contacts:

Chesha Kamieniecki

Senior Manager of Investor Relations

UTStarcom

(510) 749-1560

ckamieniecki@utstar.com

Andy Tennille

Public Relations Associate

UTStarcom

(510) 749-1212

andy.Tennille@utstar.com

Press Contact:

Stephanie Gallagher

Engage PR

Tel:  510.748.8200, x213

Mobile: 510-388-3287

Stephanie@engagepr.com

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